Exhibit 10.9

Jupiter, FL

05/01/2024

Agreement for Manufacturing Hair Enzyme Booster

This Agreement is made on May 1, 2024 between Caring Brands Inc, located at 1061 E Indiantown Rd, Suite 110, Jupiter, FL 33477 (“Brand Owner”), and Sanpellegrino Cosmetics pvt. Ltd., located at H-130, ground floor, Sushant shopping arcade, Sushant lok, ph-1, Gurgaon -122009, India (“Manufacturer”).

1. Manufacturing Services

The Manufacturer agrees to produce the Hair Enzyme Booster according to the specifications provided by the Brand Owner.

2. Orders and Delivery

The Brand Owner will place orders for the Hair Enzyme Booster, and the Manufacturer will confirm and deliver the products by the agreed date.

3. Pricing and Payment

The Brand Owner will pay the Manufacturer 50% of the agreed price for the Hair Enzyme Booster upon placing the order and the remaining 50% upon dispatch of the products.

4. Term and Termination

This Agreement begins on May 1, 2024 and continues until terminated by either party with 30 days’ notice.

5. Confidentiality

The Manufacturer will keep all information about the Hair Enzyme Booster confidential, as per existing confidentiality agreements.

6. Governing Laws

This Agreement will be governed by the laws of Florida, USA.

1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477

www.caringbrands.com | info@caringbrands.com | (561) 896-7616

Signed:

Caring Brands Inc.

By:	/s/ Dr. Glynn Wilson
Name:	Dr. Glynn Wilson
Title:	CEO

Sanpellegrino Cosmetics pvt. Ltd

By:	/s/ Arjun Khurana
Name:	Arjun Khurana
Title:	Arjun Khurana

1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477

www.caringbrands.com | info@caringbrands.com | (561) 896-7616